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                                                                       EXHIBIT 5

                               January 16, 1998

Robotic Vision Systems, Inc.
425 Rabro Drive East
Hauppauge, New York 11788

    Re: Registration of 328,749 shares of Common Stock, par value
        $.01 per share, under  the Securities Act of 1933, as amended

Ladies and Gentlemen:

      In our capacity as counsel to Robotic Vision Systems, Inc. a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form S-8, being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering an aggregate of 328,749 shares of Common Stock, par value $.01 per share, of the Company (the "Shares") issuable upon the exercise of options under the 1993 Long-Term Incentive Plan (the "Plan") of Vanguard Automation, Inc., the Company's wholly-owned subsidiary ("Vanguard").

      In that connection, we have examined the Certificate of Incorporation, as amended, and the By-Laws, as amended, of the Company, the Registration Statement, the Plan, that certain Agreement and Plan of Merger and Reorganization dated October 30, 1997 (the "Merger Agreement") by and among the Company, RVSI Southwest Acquisition Corp. and Vanguard, corporate proceedings of the Company relating to the issuance of the Shares pursuant to the Plan, and such other instruments and documents as we deemed relevant under the circumstances.

      In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

      Based upon the subject to the foregoing, we are of the opinion that:

      (1) The Company has been duly incorporated and validly existing under the laws of the state of Delaware; and

      (2) The Shares have been duly authorized and, when issued pursuant to the Plan and the Merger Agreement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally issued, fully paid, and nonassessable.

      We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement.

                           Very truly yours,

                           COOPERMAN LEVITT WINIKOFF
                                LESTER & NEWMAN, PC


                           By: /s/ Ira Roxland
                               A Member of the Firm